UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2026 (May 7, 2026)

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)

100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.1 par value	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders (the “Annual Meeting”) of National HealthCare Corporation (the “Company”) was held on May 7, 2026. As of the record date, March 13, 2026, there were a total of 15,599,046 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 12,216,578 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. The following is a summary of the matters voted upon by the Company's shareholders at the Annual Meeting and the related results:

1.         The Re-election of Emil E. Hassan, Lisa Piercey, M.D., and William A. Adams, as directors to each hold office for a three (3) year term and until their successors have been duly elected and qualified;

	For	Against	Abstain
Emil E. Hassan	11,653,122	544,934	18,522
Lisa Piercey, M.D.	12,176,280	30,206	10,092
William A. Adams	12,190,547	14,041	11,990

2.         To consider an advisory vote on the compensation of our Named Executive Officers.

For	Against	Abstain
11,964,538	233,276	18,764

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      May 13, 2026

NATIONAL HEALTHCARE CORPORATION

By: /s/Josh A. McCreary
Name: Josh A. McCreary
Title: Senior Vice President, General Counsel, and Secretary